EXHIBIT 23.2







                    INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Delta Woodside Industries, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Delta Woodside Industries, Inc. Incentive Stock Award Plan of our report dated August 18, 1995 on the consolidated financial statements of Delta Woodside Industries, Inc. (the Company) as of and for the year ended July 1, 1995, incorporated herein by reference, which report appears in the July 1, 1995 annual report on Form 10-K of Delta Woodside Industries, Inc.

                                  /s/ KPMG Peat Marwick LLP

Greenville, South Carolina
February 28, 1996